UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 15, 2015

Celsus Therapeutics Plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building

One Pancras Square

C/O Pearl Cohen Zedek Latzer Baratz UK LLP

London, N1C 4AG, United Kingdom

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code      +44-203-318-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective as of immediately following Celsus Therapeutics Plc’s (the “Company”) annual general meeting of shareholders (the “Annual Meeting”), Amos Eiran, formerly a Class B director of the Board of Directors of the Company (the “Board”) and Robert Francis Doman, formerly a Class A director of the Board, were no longer serving as members of the Board as they were not nominated for re-election by the Board and their terms expired.

Following the Annual Meeting, (i) the Compensation Committee of the Board is comprised of Mark Cohen, David Sidransky, M.D. and Johnson Lau, M.D., (ii) the Nominating and Governance Committee of the Board is comprised of Mark Cohen, Dr. Sidransky and Dr. Lau, and (iii) the Audit Committee of the Board is comprised of Allan Shaw, Dr. Lau and Dr. Sidransky. As of the date of the Annual Meeting, Mr. Cohen no longer has the title “Executive Chairman” but remains as Chairman of the Board of Directors. Because Mr. Cohen is not, and never has been an employee of the Company, and based on his background, employment and affiliations, the Board has determined that he qualifies as an independent director under NASDAQ Marketplace Rules.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of the Company was held on July 15, 2015. Of the 55,636,283 ordinary shares of the Company issued and outstanding and eligible to vote as of the record date of July 13, 2015, a quorum of 20,537,635, or 36.9% of the eligible ordinary shares, was present in person or represented by proxy.

(b)           The following actions were taken at the Annual Meeting:

1.	The U.K. audited statutory accounts, comprising the annual report and the accounts of the Company, were received, based on the following votes:

Votes For	Votes Against	Votes Abstain
16,149,750	3,986,466	401,419

2.	The following nominees were reelected to serve on the Board for their respective terms until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles of Association of the Company, based on the following votes:

Nominee	Votes For	Votes Against	Votes Abstain
Allan Lee Shaw as a Class A director	15,090,980	4,664,506	782,149
David Sidransky, M.D. as a Class A director	15,110,730	4,692,006	734,899
Johnson Lau, M.D. as a Class A director	15,086,480	4,716,256	734,899
Gur Roshwalb, M.D. as a Class B director	15,374,020	4,639,136	524,479
Mark Cohen as a Class C director	15,308,400	4,746,756	482,479

3.	The re-appointment of Kost, Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain
15,989,520	4,267,186	280,929

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSUS THERAPEUTICS PLC

Date: July 15, 2015	/s/ Gur Roshwalb
Gur Roshwalb
Chief Executive Officer